UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 24, 2024

KARTOON STUDIOS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-37950	20-4118216
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
190 N. Canon Drive, 4th Fl., Beverly Hills, CA   90210
(Address of principal executive offices) (Zip Code)
(310) 273-4222
Registrant’s telephone number, including area code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TOON	NYSE American LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant

(a)	Replacement of Independent Registered Public Accounting Firm
The audit committee (the “Audit Committee”) of the board of directors of Kartoon Studios, Inc. (the “Company”) dismissed Mazars USA LLP (“Mazars”) as the Company’s independent registered public accounting firm on January 24, 2024, and approved replacing them with WithumSmith+Brown, PC (“Withum”) on January 29, 2024, at a significant cost savings to what the Company had been paying previously to Mazars.
As previously reported, Mazars was appointed as the Company’s independent registered public accounting firm on October 25, 2023.
Because Mazars was appointed on October 25, 2023, after the filing of the Company’s most recent annual report on Form 10-K, Mazars has not issued any reports on the Company’s financial statements for the past two fiscal years. Accordingly, Mazars did not issue any reports during such time that contained an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. Furthermore, for the period from October 25, 2023 through January 24, 2024, there were no disagreements between the Company and Mazars on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to Mazars’s satisfaction, would have caused Mazars to make reference to the subject matter of the disagreements in connection with its reports on the Company’s financial statements for such periods.
For the period from October 25, 2023 through January 24, 2024, there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.
In accordance with Item 304(a)(3) of Regulation S-K, the Company provided Mazars with a copy of the disclosures in this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (the “Commission”) and requested Mazars furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated January 30, 2024, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b)	Appointment of New Independent Registered Public Accounting Firm
On January 29, 2024, the Audit Committee appointed Withum as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, effective immediately.
During the Company’s two most recent fiscal years ended December 31, 2023 and 2022, and the subsequent interim period from January 1, 2024 to January 28, 2024, neither the Company nor anyone on its behalf consulted Withum regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company that Withum concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, or (ii) any matter that was the subject of a “disagreement” or “reportable event” as those terms are defined in Item 304(a)(1) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

16.1	Letter from Mazars USA LLP, dated January 30, 2024
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KARTOON STUDIOS, INC.

Date: January 30, 2024	By:	/s/ Andy Heyward
	Name:	Andy Heyward
	Title:	Chief Executive Officer
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